Exhibit 10.9

RAVE RESTAURANT GROUP, INC.
2025 LONG TERM INCENTIVE PLAN
Section 1 Purpose

RAVE RESTAURANT GROUP, INC. (the “Corporation”) establishes this 2025 LONG TERM INCENTIVE PLAN (the “2025 Plan”) to:

(a) attract and retain key executive and managerial employees;

(b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) attract and retain well-qualified individuals to serve as members of the Corporation’s Board of Directors (the “Board”);

(d) provide incentive compensation opportunities that are competitive with those of other similar enterprises; and

(e) further identify the interests of directors and eligible employees with those of the Corporation’s shareholders through compensation alternatives based on the Corporation’s common stock, $0.01 par value per share (the “Common Stock”);

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation’s equity and enhancement of long-term shareholder return.

Section 2 Scope

Awards under the 2025 Plan may be granted in the form of (a) incentive stock options (“incentive stock options”) as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) non-qualified stock options (“non-qualified options”) (unless otherwise indicated, references in the 2025 Plan to “options” include incentive stock options and non-qualified options), (c) shares of the Common Stock that are restricted as provided in Section 12 hereof (“restricted shares”), or (d) units representing the right to receive shares of the Common Stock as provided in Section 13 hereof (“restricted stock units”). Stock appreciation rights (“rights”) may accompany options. Rights may also be granted without accompanying options. The maximum aggregate number of shares of Common Stock with respect to which options, restricted shares, restricted stock units, and rights granted without accompanying options may be granted from time to time under the 2025 Plan shall be one million, five hundred thousand (1,500,000) shares (subject to adjustment as described in Section 16 hereof). Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares or authorized and issued shares reacquired and held in the treasury of the Corporation, as the Board shall from time to time determine. If for any reason (other than the surrender of options or Deemed Options (as defined in Section 9(b)) upon exercise of rights as provided in Section 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any shares cease to be issuable with respect to restricted stock units, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares or restricted stock units, shall become available for subsequent awards under the 2025 Plan.

Section 3 Effective Date

The 2025 Plan shall become effective on the calendar day immediately following the date the 2025 Plan is approved by the shareholders of the Corporation. If the shareholders of the Corporation approve the 2025 Plan, it shall terminate on the tenth anniversary of its effective date. Upon effectiveness, the 2025 Plan will supersede the Company’s 2015 Long Term Incentive Plan.

Section 4 Administration

(a) The 2025 Plan shall be administered, construed and interpreted solely by the Compensation Committee, or any successor thereto, of the Board (the “Committee”). The Committee shall consist of two or more directors. Unless otherwise determined by the Board, each member of the Compensation Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(b) Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee shall have plenary authority in its sole discretion, and subject to the express provisions of the 2025 Plan, to:

(i) Grant options and to determine the purchase price of the Common Stock covered by each option (the “exercise price”), the term of each option, the employees to whom and the time or times at which options shall be granted and the number of shares to be covered by each option;

(ii) Designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights;

(iii) Grant rights without accompanying options and to determine the employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option corresponding thereto;

(iv) Grant restricted shares and to determine the term of the restricted period and other conditions applicable to such restricted shares, the employees to whom and the time or times at which restricted shares shall be granted and the number of restricted shares to be covered by each grant;

(v) Grant restricted stock units and to determine the period of continued employment prior to the vesting of all or any portion of the restricted stock units (the “vesting period”), any criteria pertaining to the performance of the Corporation or any of its subsidiaries, divisions or business units which may be a condition to the issuance of shares attributable to all or any portion of restricted stock units (“performance criteria”), and any other conditions applicable to such restricted stock units; and further to determine the employees to whom and the time or times at which restricted stock units shall be granted and the number of shares (or formula for determining the number of shares) of Common Stock to be covered by each grant;

(vi) Interpret the 2025 Plan and prescribe, amend and rescind rules and regulations relating to the 2025 Plan;

(vii) Determine the terms and provisions of the option, right, restricted share and restricted stock unit agreements entered into in connection with awards under the 2025 Plan;

(viii) Prepare and distribute in such manner as the Committee determines to be appropriate information concerning the 2025 Plan; and

(ix) Make all other determinations deemed necessary or advisable for the administration of the 2025 Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2025 Plan; provided, however, that the Committee shall not delegate its authority to construe and interpret the 2025 Plan, to determine which employees may participate in the 2025 Plan, or to make grants of options, restricted shares, restricted stock units and rights, or any authority which pertains to awards granted to persons subject to Section 16(b) of the 1934 Act or Section 162(m) of the Code.

(c) Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member) and advise the Board of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board, shall not be responsible for any such action or failure to act.

(d) The Corporation shall pay all usual and reasonable expenses of the Committee, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2025 Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the 2025 Plan, consistent with the Corporation’s articles of incorporation and bylaws.

(e) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Committee may grant to an employee who has been granted an award under the 2025 Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Committee may deem appropriate and consistent with the provisions of the 2025 Plan.

(f) At any time that a member of the Committee is not a “qualified member” (which shall mean a member who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and (ii) an “outside director” within the meaning of Treasury regulation §1.162-27), any action of the Committee relating to an award granted or to be granted to an employee who is then subject to Section 16 of the 1934 Act in respect of the Corporation, or relating to an award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more qualified members, or (B) by the Committee but with each such member who is not a qualified member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more qualified members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-qualified member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons.

(g) Notwithstanding the powers of the Committee set forth in this Section 4, no award may be repriced, replaced, regranted through cancellation, or modified without approval of the Corporation’s shareholders (except in connection with a change in the Corporation’s capitalization as described in Section 16) if the effect would be to reduce the exercise price for the shares of Common Stock underlying such award.

Section 5 Eligibility Factors To Be Considered in Granting Awards

(a) Awards shall be granted only to persons who are employees of the Corporation or one or more of its subsidiaries (as defined below) or directors of the Corporation who are not employees of the Corporation (“non-employee directors”). In determining the individuals to whom awards shall be granted, the number of shares of Common Stock with respect to which each award shall be granted, and the terms and conditions of each award, the Committee shall take into account the nature of the individual’s duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2025 Plan.

(b) For purposes of the 2025 Plan, the term “subsidiary” means any corporation (other than the Corporation) or other entity of which the Corporation owns, directly or indirectly, a majority of the voting power of the voting equity securities or other equity interests.

(c) Unless a different meaning is indicated or required by the context and except in the case of application of Section 10, the term “employee” as used in the Plan shall include a non-employee director of the Corporation, and the term “employed” or “employment” shall include service by a non-employee director as a member of the Board.

Section 6 Option Price; Fair Market Value

The per share exercise price of each option for shares of Common Stock shall be determined by the Committee, but shall not in any event be less than the Fair Market Value per Share on the date the option is granted. For purposes of the 2025 Plan, the term “Fair Market Value per Share” as of any date shall mean for shares of Common Stock with respect to which restricted shares, restricted stock units, options and rights shall be granted, (i) the closing price of the Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), or (iii) if the Common Stock is not listed or admitted to trading on the Nasdaq National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq System or such other system as may then be in use, or (iv) if the Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board, or (v) if no such market maker is making a market in the Common Stock, the fair value of the Common Stock as determined in good faith by the Board; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in Section 16 hereof. The Committee shall determine the date on which an option is granted; provided, however, that such date is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, so long as the employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

Section 7 Term of Options

The term of each option granted under the 2025 Plan shall be as the Committee shall determine, but in no event shall any option have a term of more than 10 years from the date of grant, subject to earlier termination as provided in Sections 14 and 15 hereof. If the holder of an incentive stock option owns, at the time the incentive stock option is granted, stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five years from the date of grant.

Section 8 Exercise of Options

(a) Subject to the provisions of the 2025 Plan, and unless otherwise provided in the option agreement, an option granted under the 2025 Plan shall become 100% vested at the earliest of (i) the employee’s retirement from employment at or after Retirement Age (as defined in Section 14 hereof), (ii) the employee’s death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 21 hereof). Prior to becoming 100% vested, each option shall become exercisable in such cumulative installments and upon such events as the Committee may determine in its sole discretion. The Committee may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

(b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than 100 shares (or less than the number of full shares of Common Stock as to which the option is then exercisable, if that number is less than 100 shares).

(c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Committee, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. An option holder may also make payment at the time of exercise of an option, with the approval of the Committee, by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation, that upon such broker’s sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes; provided, however, that the right to facilitate an option exercise by the use of a broker transaction shall, for individuals subject to Section 16 of the 1934 Act and members of the Board, be available only to the extent allowed pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

(d) Upon the exercise of an option or portion thereof in accordance with the 2025 Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a shareholder with respect to the Common Stock issued as a result of such exercise.

Section 9 Award and Exercise of Rights

(a) The Committee may grant a right as a primary right or an additional right in the manner set forth in this Section 9. A right granted in connection with an option must be granted at the time the option is granted. Each right shall be subject to the same terms and conditions as the related option or Deemed Option and shall be exercisable only to the extent the option or Deemed Option is exercisable.

(b) The Committee may award a primary right either alone or in connection with any option granted under the 2025 Plan. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this Section 9 to have been accompanied by an option (a “Deemed Option”). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Committee shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required and, in the discretion of the Committee, may include any additional terms and conditions that at such time are permitted to be included in options granted under the 2025 Plan. A primary right shall entitle the employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the employee determines to surrender) and to receive in exchange, subject to the provisions of the 2025 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this Section is referred to as the “exercise of a primary right.” Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the employee. Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to Section 18 hereof, no payment will be required from the employee upon exercise of a primary right.

(c) The Committee may award an additional right in connection with any option granted under the 2025 Plan. An additional right shall entitle the employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than 10% and equal to or less than 100%) as determined by the Committee at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such additional right. If the Committee specifies no other percentage factor or formula at the time of grant of such additional right, the percentage factor shall be deemed to be 100%. The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than 100%.

(d) Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the 2025 Plan.

(e) If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to Section 18 hereof, a payment in the amount prescribed by Section 9(b) or Section 9(c), as the case may be, shall be paid to the employee in cash.

Section 10 Incentive Stock Options

(a) The Committee shall designate the employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the 2025 Plan and shall determine the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to employees of the Corporation or of its corporate subsidiaries, and non-employee directors shall not be eligible to receive awards of incentive stock options. In no event shall the aggregate Fair Market Value per Share of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

(b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than 100% of the Fair Market Value per Share as of the date of grant (or 110% of such Fair Market Value per Share if the holder of the incentive stock option owns stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary).

(c) Except as provided in Sections 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then an employee of the Corporation or one of its subsidiaries. For this purpose, “subsidiary” shall include an entity that becomes a subsidiary after the grant of an incentive stock option and which subsequently employs the grantee as long as the grantee was, from the date of grant of the incentive stock option until the date of transfer to the new subsidiary, an employee of either the Corporation or a subsidiary of the Corporation.

(d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation shall amend the provisions of the 2025 Plan, and the Corporation and the employees holding such incentive stock options shall agree to amend outstanding option agreements to conform to such amendments.

Section 11 Transferability of Awards

(a) The Committee may, in its discretion, permit a holder of an award, other than an incentive stock option, to transfer all or any portion of the award, or authorize all or a portion of such award to be granted on terms which permit transfer by such holder; provided, however, that, in either case, the transferee or transferees must be (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the original holder of the award (the “original holder”), (ii) any person sharing the original holder’s household (other than a tenant or employee of the Corporation), (iii) a trust in which these persons have more than fifty percent of the beneficial interest, (iv) a foundation in which these persons (or the original holder) control the management of assets, or (v) any other entity in which these persons (or the original holder) own more than fifty percent of the voting interests (collectively, “permitted transferees”); provided further that, (A) there may be no consideration for any such transfer, and (B) subsequent transfers of awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder and transfers to other permitted transferees of the original holder.

(b) An award may, in the Committee’s discretion, be transferred to a permitted transferee pursuant to a domestic relations order entered or approved by a court of competent jurisdiction only upon delivery to the Corporation of written notice of such transfer and a certified copy of such order.

(c) Notwithstanding anything to the contrary in this Section 11, an incentive stock option shall not be transferable other than by will or the laws of descent and distribution. Except as expressly permitted by Section 11(a) and Section 11(b), awards shall not be transferable other than by will or the laws of descent and distribution.

(d) Following the transfer of any award as contemplated by this Section 11, such award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the provisions of the award relating to exercisability shall continue to be applied with respect to the original holder and, following the occurrence of any such events described therein, the award shall be exercisable by the permitted transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased award holder, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(e) Any award holder desiring to transfer an award as permitted under this Section 11 shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if it may not be made in compliance with all applicable federal, state and foreign securities laws.

(f) To the extent the issuance to any permitted transferee of any shares of Common Stock issuable pursuant to awards transferred as permitted in this Section 11 is not registered pursuant to an effective registration statement of the Corporation generally covering the shares to be issued pursuant to the 2025 Plan, the Corporation shall not have any obligation to register the issuance of any such shares of Common Stock to any such transferee.

Section 12 Award and Delivery of Restricted Shares

(a) At the time an award of restricted shares is made, the Committee shall establish a period or periods of time (each a “Restricted Period”) applicable to such award that shall not be more than 10 years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the earliest of (i) the employee’s retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee’s death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 21 hereof).

(b) At the time a grant of restricted shares is made to an employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the employee’s name but shall be held in custody by the Corporation for such employee’s account. The employee shall generally have the rights and privileges of a shareholder as to such restricted shares including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the employee ceases to be an employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Committee may, in its sole discretion, register in the name of an employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the employee’s account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall transfer to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 16 hereof.

(c) Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee, or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee’s Beneficiary (as defined below). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the employee or the employee’s Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate), and (ii) the fraction of a share to which such employee would otherwise be entitled. Subject to Section 18 hereof, no payment will be required from the employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares. An employee’s “Beneficiary” is a person or persons (natural or otherwise) designated by such employee, pursuant to a written instrument executed by such employee and filed with the Committee, to receive any benefits payable hereunder in the event of such employee’s death.

Section 13 Award of Restricted Stock Units

(a) The Committee may make grants of restricted stock units to employees and in each case shall establish as to each award the vesting period, performance criteria (if any) and other terms and conditions to which the restricted stock units are subject. A restricted stock unit shall entitle an employee to receive from the Corporation a share of Common Stock, or a portion or multiple thereof, in all events subject to the vesting period, performance criteria (if any) and other terms and conditions of the award.

(b) Restricted stock unit awards shall be subject to a minimum vesting period of twelve consecutive months; provided, however, that the Committee may provide for accelerated vesting upon (i) the employee’s retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee’s death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 21 hereof). The Committee may also, in its sole discretion, accelerate the vesting of any restricted stock unit at any time.

(c) Restricted stock unit awards may be granted so as to qualify for the performance-based exception under Code Section 162(m).

Section 14 Termination of Employment

(a) Unless otherwise determined by the Committee, in the event that the employment of an employee to whom an option or right has been granted under the 2025 Plan shall be terminated (except as set forth in Section 15 hereof), such option or right may, subject to the provisions of the 2025 Plan, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination or, in the case of a non-employee director who ceases to serve as a member of the Board or an employee whose termination results from retirement from employment at or after the attainment of age 65 (the “Retirement Age”), within five (5) years after such cessation of service or termination, but in no event later than the date on which the option or right expires; provided, however, that, unless otherwise determined by the Committee, any option or right held by an employee whose employment is terminated for cause (as determined by the Board in its sole discretion) or an employee who leaves the employ of the Corporation voluntarily shall, to the extent not theretofore exercised, terminate upon the date of termination of employment; and provided further, that (except as set forth in Section 15 hereof) no incentive stock option may be exercised more than three (3) months after the employee’s termination of employment.

(b) Unless otherwise determined by the Committee, if an employee to whom restricted shares have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability (as defined in Section 15 hereof), or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all shares then subject to such Restricted Period.

(c) Unless otherwise determined by the Committee, if an employee to whom restricted stock units have been awarded ceases to be an employee of the Corporation or of a subsidiary prior to vesting of all such restricted stock units and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability (as defined in Section 15 hereof), or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all unvested restricted stock units.

(d) Awards granted under the 2025 Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any subsidiary thereof. Any option, right, restricted share or restricted stock unit agreement, and any rules and regulations relating to the 2025 Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any award agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 2025 Plan or in any award granted pursuant to the 2025 Plan shall confer upon any employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

Section 15 Death or Total and Permanent Disability of Employee

If an employee to whom an option or right has been granted under the 2025 Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total and permanent disability), as set forth herein by the employee, legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee’s last will, or by the employee’s personal representatives or distributees, whichever is applicable, at any time within one year after the date of the employee’s death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such employee under the employee’s last will, or the executor of such employee’s estate, shall only have the right to exercise such option or right, to the extent that the employee was entitled to do so at the termination of employment, during the period ending one year after the date of the employee’s termination of employment by reason of total and permanent disability. For purposes hereof, “total and permanent disability” shall have the meaning set forth in the Corporation’s long-term disability policy.

Section 16 Adjustments upon Changes in Capitalization, etc.

Notwithstanding any other provision of the 2025 Plan, the Committee shall adjust the 2025 Plan, the number and class of shares available thereunder and any outstanding options, rights, restricted shares or restricted stock units to prevent material dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and restricted stock units including, in the Committee’s discretion, revision of outstanding options, rights, restricted shares and restricted stock units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, restricted shares or restricted stock units shall be eliminated.

Section 17 Termination and Amendment

The Board shall have the right to amend, suspend or terminate the 2025 Plan at any time; provided, however, that an amendment shall be subject to shareholder approval if such approval is required to comply with the Code, the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted or any other applicable laws. The Board may delegate to the Committee all or any portion of its authority under this Section 17. If the 2025 Plan is terminated, the terms of the 2025 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, except in the case of adjustments made pursuant to Section 16 hereof, no suspension, termination, modification or amendment of the 2025 Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

Section 18 Withholding Tax

(a) The Corporation shall have the right to deduct from all amounts paid in cash under the 2025 Plan in consequence of the exercise of an option or right any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the 2025 Plan, or the vesting of a restricted stock unit, the Corporation shall have the right to require the employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

(b) Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the employee under Section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

Section 19 Written Agreements

Each award of options, rights, restricted shares or restricted stock units shall be evidenced by a written agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

Section 20 Effect on Other Stock Plans

The adoption of the 2025 Plan shall have no effect on awards made or to be made pursuant to other plans covering employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.

Section 21 Change in Control

(a) For purposes of this 2025 Plan, the phrase “Change in Control” means a change in ownership or control of the Corporation effected through any of the following means:

(i) a merger or consolidation of the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation and the holders of voting securities of any other entity, in either case in which the shareholders of the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction;

(ii) any merger in which the Corporation is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger;

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;

(iv) the acquisition, at any time after the date hereof, by any “person” or “group” of “beneficial ownership” (as each such term is used in Regulation 13D promulgated under the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made to the Corporation’s shareholders the acceptance of which the Board has not recommended; or

(v) a change in the composition of the Board such that individuals who on the day immediately following the effective date of the 2025 Plan (the “Determination Date”) constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then in office who either were directors at the Determination Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(b) Upon the occurrence of a Change in Control, with respect only to awards held by individuals who are employees or directors of the Corporation (and their permitted transferees pursuant to Section 11) at the occurrence of the Change in Control, (i) all outstanding rights and options shall immediately become fully vested and exercisable in full, including that portion of any right or option that pursuant to the terms and provisions of the applicable award agreement had not yet become exercisable; (ii) the Restricted Period of any restricted shares shall immediately be accelerated and the restrictions shall expire; and (iii) all restricted stock units shall immediately be fully vested. Nothing in this Section 21(b) shall impose on a holder the obligation to exercise any award immediately before or upon the Change of Control, nor shall the holder forfeit the right to exercise the award during the remainder of the original term of the award because of a Change in Control or because the holder’s employment is terminated for any reason following a Change in Control.

(c) The Corporation shall attempt to keep all holders informed with respect to any Change in Control to the same extent that the Corporation informs its shareholders of any such event.

Section 22 Headings

Headings in this 2025 Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.